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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------



ITSA-Intercontinental Telecomunicacoes Ltda., a Brazilian limited liability company

Filme Sub, Inc., a Delaware corporation

TV Filme Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company

TV Filme Brasilia Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company

TV Filme Goiania Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company

TV Filme Belem Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company